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                                                                     EXHIBIT 3.1


                                 CERTIFICATE OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             BENNINGTON CORPORATION


         Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

FIRST: The present name of the corporation is BENNINGTON CORPORATION. The new name of the corporation is ADVANCED SYSTEMS INTERNATIONAL, INC.

SECOND: The Articles of Incorporation of the corporation were filed by the Secretary of State on the fourteenth day of October, 1996.

THIRD:   The name and address of the original incorporator are as follows:

     ====================================================================================
     Name                                              Address
     ----                                              -------
     ------------------------------------------------------------------------------------
     Jeffrey Bradpiece                                 23440 Hawthorne #120, Torrance, CA
                                                       90505
     ====================================================================================



FOURTH: The board of directors of the corporation by action lawfully taken on the 3rd day of May, 1997, adopted resolutions to amend and restate the original Articles .



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FIFTH:   The number of shares of the corporation outstanding and entitled to vote on the amendment to and restatement of the Articles of Incorporation are 2,000,000.

SIXTH: The holders of more than the minimum voting power required by Nevada Revised Statutes, Title 7, Section 78.320(2) dispensed with the holding of a meeting of stockholders and adopted the amendment to and restatement of the Articles herein certified by a consent in writing signed by them in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

SEVENTH: The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as set forth in Attachment A attached hereto.

    James Petrie is currently the president of BENNINGTON CORPORATION and Gerald
A. Pesut is the assistant secretary of the corporation; and the foregoing certificate and Attachment A hereto sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

           Date July 8, 1997
                             BENNINGTON CORPORATION


                             By:             /s/
                                -------------------------------------------
                                    Its President




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                             And by:         /s/
                                    ----------------------------------------
                                    Its Assistant Secretary


State of                               )
                                       )ss
County of                              )


    I,                                     , a notary public, do hereby certify
      ------------------------------------
that on this ___ day of June, 1997, personally appeared before me, James Petrie and Gerald A. Pesut, who being by me first duly sworn, declared that they signed the foregoing document as President and Assistant Secretary of the corporation, respectively, and that the statements contained therein are true.


                                                   -----------------------------
                                                                   Notary Public
(NOTARIAL SEAL)

My commission expires
                     ----------------









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                                  ATTACHMENT A

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                      ADVANCED SYSTEMS INTERNATIONAL, INC.

                         (F/K/A Bennington Corporation)
================================================================================



         FIRST: The name of the corporation (hereinafter called the corporation) upon adoption of these Amended and Restated Articles is ADVANCED SYSTEMS INTERNATIONAL, INC.

         SECOND: The name of the corporation's resident agent in the State of Nevada is The Corporation Trust Company of Nevada and the street address of the resident agent where process may be served on the corporation is One East First Street, Reno, NV 89501. The mailing address and the street address of the resident agent are identical.

         THIRD: The aggregate number of shares which the corporation shall have authority to issue is 30,000,000, which are divided into 10,000,000 Preferred shares of a par value of one mill each and 20,000,000 Common shares of a par value of one mill each.

                  Subject to the provisions of Section 502 of the Business Corporation Law, the Board of Directors of the corporation is authorized to issue the Preferred shares of the corporation, from time to time, in one or more series with variations as to the number of shares to be included in each series, as to the distinctive serial designation, as to the rate or rates of preferential cumulative, non-participating dividends payable in cash annually, semi-annually, or quarterly, as to the times of payment of and the dates from which such dividends shall be cumulative, as to the price or prices at which the same may be redeemed, which shall be not less than the par value thereof, plus arrearages, if any, as to the notice of redemption, as to the amount and terms of any sinking or purchase fund, if any, for the purchase or redemption thereof, provided such sinking fund is payable only out of funds legally available therefor, as to the terms, conditions, rights, privileges, and other provisions, if any, respecting the conversion of any or all series of Preferred shares into Common shares, and as to the preferential amount or amounts which shall be paid to the holders thereof in the event of the liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, which shall be not less than the par value thereof, plus arrearages, if any.

                  Whenever full dividends as aforesaid upon all shares of all series of Preferred shares which are issued and outstanding for all past annual dividend periods

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shall have been paid, without interest, and whenever full dividends upon said shares as aforesaid for the then current annual dividend period shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends, and/or may make share distributions of the authorized but unissued Common shares of the corporation and/or its treasury Common shares, if any, and/or may make distributions of bonds or property of the corporation, including the shares or bonds of other corporations. The holders of record of the issued and outstanding Common shares shall be entitled in respect of said Common shares exclusively to receive any such additional cash dividends which may be declared and/or any such distributions which may be made, each issued and outstanding Common share entitling the holder of record thereof to receive an equal proportion of said dividends and/or distributions. Any reference to "distributions" in this paragraph contained shall not be deemed to include any distributions made in connection with any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary; nor shall any such reference to "distributions" in relation to issued and outstanding shares be deemed to limit, curtail, or divest the authority of the Board of Directors to make any proper distributions, including distributions of authorized but unissued Common shares, in relation to its treasury Common shares, if any.

                  Each issued and outstanding Common share shall entitle the holder thereof to full voting power. Except as any provision of law may otherwise require, no share of any series of Preferred shares shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

         FOURTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         FIFTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."




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         SIXTH:  The number of members constituting the first Board of Directors of the corporation was one; and the name and the post office box or street address, either residence or business, of the first member was as follows:

     NAME                                               ADDRESS
     ----                                               -------
     Sidney Bradpiece                                   14108 Tahiti Way Ste 621
                                                        Marina del Rey, CA 90292


                  The number of members constituting the present Board of Directors of the corporation is six; and the names and the business street address of these present members are as follows:

     NAME                                               ADDRESS
     ----                                               -------
     Gerald A. Pesut                                   17515 W 9 Mile Rd Ste 225
                                                       Southfield, MI 48075-4408

     James Petrie                                      17515 W 9 Mile Rd Ste 225
                                                       Southfield, MI 48075-4408

     Kenneth MacAlpin                                  17515 W 9 Mile Rd Ste 225
                                                       Southfield, MI 48075-4408

     Alexander Stewart                                 17515 W 9 Mile Rd Ste 225
                                                       Southfield, MI 48075-4408

     Douglas Bailey                                    17515 W 9 Mile Rd Ste 225
                                                       Southfield, MI 48075-4408

     Alex Henry                                        17515 W 9 Mile Rd Ste 225
                                                       Southfield, MI 48075-4408


         SEVENTH: The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.





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         EIGHTH:   The corporation shall have perpetual existence.

         NINTH:    The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

         TENTH:    The corporation shall, to the fullest extent permitted by the
General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         ELEVENTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

         TWELFTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.





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